Registration No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549

                               FORM S-8
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933

                           OLIN CORPORATION
        (Exact name of registrant as specified in its charter)

          Virginia                                   13-1872319
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                    Identification No.)

                             501 Merritt 7
                      Norwalk, Connecticut 06856
          (Address of Principal Executive Offices) (Zip Code)

      Olin Corporation 1997 Stock Plan for Non-employee Directors
                       (Full title of the plan)

                           J.M. Jackson, Jr.
                               Secretary
                           Olin Corporation
                             501 Merritt 7
                      Norwalk, Connecticut 06856
                (Name and address of agent for service)
                            (203) 750-3126
    (Telephone number, including area code, of agent for service)

                    CALCULATION OF REGISTRATION FEE

                                  Proposed       Proposed
                                  maximum        maximum
Title of              Amount      offering       aggregate    Amount of
securities            to be       price          offering     registration
to be registered      registered  per share (1)  price (1)    fee (2)


Common Stock
(par value
$1.00 per
share)............... 75,000      $38.75         $2,906,250   $881.00


          (1) The price of $38.75 per share, which was the average of the high and low prices of Common Stock as reported in the New York Stock Exchange consolidated reporting system on December 19, 1996, is set forth solely for purposes of calculating the registration fee pursuant to rule 457(h).

          (2) Pursuant to Rule 429 of the rules and regulations of the Commission under the Securities Act of 1933, the Prospectus for use in connection with the securities covered by this Registration Statement, which Prospectus is not required to be filed with the Commission, also relates to the securities covered by Registration Statement No. 33-55187 pursuant to which, after accounting for a 2-for-1 stock split effective October 30, 1996, 166,278 shares of Common Stock remain to be issued as of December 17, 1996. The amount of the previously paid filing fee associated with such remaining shares is $1,622.13.



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                                PART I
         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

     Not required to be filed with the Securities and Exchange
Commission (the "Commission").


Item 2. Registrant Information and Employee Plan Annual Information.

     Not required to be filed with the Commission.


                                PART II
          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents filed with the Commission by Olin
Corporation (the "Company") are incorporated herein by reference as of their respective dates:

     (a) Olin Corporation Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (and the documents incorporated by reference therein).

     (b) Olin Corporation Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996 (and the documents incorporated by reference therein).

     (c) Olin Corporation Current Reports on Form 8-K dated October 10 and December 19, 1996, filed with the Commission on October 11 and December 19, 1996, respectively (and the documents incorporated by reference therein).

     (d) Olin Corporation Quarterly Report on Form 10-Q for the quarter ended September 30, 1991, containing a description of the Common Stock.

     (e) Olin Corporation Form 8-A dated February 21, 1996, containing a description of Olin Series A Participating Cumulative Preferred
Stock Purchase Rights.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be part hereof from the date of filing such documents.


Item 4. Description of Securities.

     Not applicable.


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Item 5. Interest of Named Experts and Counsel.

     The validity of the Common Stock offered hereby has been passed upon by Johnnie M. Jackson, Jr., Vice President, General Counsel and Secretary of the Company. As of November 30, 1996, Mr. Jackson beneficially owned 16,516 shares of the Company's Common Stock (including 15,528 employee stock options presently exercisable) and holds additional employee stock options not yet exercisable to purchase 30,000 additional shares of the Company's Common Stock. Mr. Jackson also as of November 30, 1996, owned beneficially and indirectly in the Company's Contributing Employee Ownership Plan 584 shares of the Company's ESOP Preferred Stock and 4,828 shares in the Olin Common Stock Fund.


Item 6. Indemnification of Directors and Officers.

     The Virginia Stock Corporation Act permits, and the Company's By-laws require, indemnification of the Company's directors, officers and employees in a variety of circumstances. Under Sections 13.1-697 and 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if such persons acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. The Company's By-laws require indemnification of directors, officers and employees with respect to certain liabilities, expenses and other amounts imposed upon such persons by reason of having been directors, officers or employees if such persons acted in good faith and believed that their conduct was in the best interests of the Company or a related entity. Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding.

     Directors and officers of the Company are insured, subject to certain exclusions and limits and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's By-laws, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under such Act.


Item 7. Exemption from Registration Claimed.

     Not applicable.


Item 8. Exhibits.

Exhibit
Number         Description
------         -----------

4(a) Restated Articles of Incorporation as amended effective February 27, 1996. Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended December 31, 1995 (SEC File No. 1-1070).


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4(b)           By-laws as amended effective October 31, 1996.
               Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended September 30, 1996 (SEC File No. 1-1070).

4(c) Description of the Company's Preferred Stock Purchase Rights and Rights Agreement dated February 27, 1996, between the Company and ChaseMellon Shareholder
               Services L.L.C., Rights Agent. Incorporated by reference to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070).

4(d) Description of the Company's Common Stock. Incorporated by reference to Item 5 to the Company's Form 10-Q for the quarter ended September 30, 1991 (SEC File No.
               1-1070).

5              Opinion of Johnnie M. Jackson, Jr., Esq.

23(a)          Consent of KPMG Peat Marwick LLP.

23(b)          Consent of Johnnie M. Jackson, Jr., Esq. (included in
               Exhibit 5).

24             Powers of Attorney.

Item 9. Undertakings.

    (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of


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expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on the Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Norwalk, State of Connecticut, on this 23rd day of December, 1996.

                                        OLIN CORPORATION

                                        by  /s/ J.M. Jackson, Jr.
                                            ---------------------
                                            J.M. Jackson, Jr.
                                            Secretary



     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.


             Signature and Title
             -------------------

             Donald W. Griffin*
    -------------------------------------
    Chairman of the Board, President and
           Chief Executive Officer
        (Principal Executive Officer)

            Anthony W. Ruggiero*
    -------------------------------------
          Senior Vice President and
           Chief Financial Officer
        (Principal Financial Officer)

              Louis S. Massimo*
    -------------------------------------
                 Controller
       (Principal Accounting Officer)

            Richard E. Cavanagh*
    -------------------------------------
                  Director

             William W. Higgins*
    -------------------------------------
                  Director

*By   /s/ J.M. Jackson, Jr.
      ---------------------
      J.M. Jackson, Jr.
      Attorney-in-fact


December 23, 1996




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             Signature and Title
             -------------------

              Suzanne D. Jaffe*
    -------------------------------------
                  Director

           John W. Johnstone, Jr.*
    -------------------------------------
                  Director

              Jack D. Kuehler*
    -------------------------------------
                  Director

          H. William Lichtenberger*
    -------------------------------------
                  Director


    -------------------------------------
         G. Jackson Ratcliffe, Jr.
                  Director

              William L. Read*
     ------------------------------------
                  Director

              John P. Schaefer*
     ------------------------------------
                  Director

*By   /s/ J.M. Jackson, Jr.
      ---------------------
      J.M. Jackson, Jr.
      Attorney-in-fact


December 23, 1996


     Original powers of attorney authorizing J.M. Jackson, Jr., J.M. Pierpont and A.W. Ruggiero and each of them to sign this registration statement and amendments hereto on behalf of the above-mentioned directors and officers of the registrant are being filed as Exhibit 24 to this registration statement.

                                     EXHIBIT INDEX

Exhibit
Number         Description
------         -----------

4(a) Restated Articles of Incorporation as amended effective February 27, 1996. Incorporated by reference to Exhibit 3(a) to the Company's Form 10-K for the fiscal year ended December 31, 1995 (SEC File No. 1-1070).

4(b)           By-laws as amended effective October 31, 1996.
               Incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended September 30, 1996 (SEC File No. 1-1070).

4(c) Description of the Company's Preferred Stock Purchase Rights and Rights Agreement dated February 27, 1996, between the Company and ChaseMellon Shareholder
               Services L.L.C., Rights Agent. Incorporated by reference to the Company's Form 8-A dated February 21, 1996 (SEC File No. 1-1070).

4(d) Description of the Company's Common Stock. Incorporated by reference to Item 5 to the Company's Form 10-Q for the quarter ended September 30, 1991 (SEC File No.
               1-1070).

5              Opinion of Johnnie M. Jackson, Jr., Esq.

23(a)          Consent of KPMG Peat Marwick LLP.

23(b)          Consent of Johnnie M. Jackson, Jr., Esq. (included in
               Exhibit 5).

24             Powers of Attorney.